              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of
Oppenheimer International Small Company Fund:

     We  consent  to the  use in  this  Registration  Statement  of  Oppenheimer
International Small Company Fund, of our report dated October 16, 2006, included in the Statement of Additional  Information,  which is part of such Registration
Statement,  and to the  references  to our firm  under the  headings  "Financial
Highlights" appearing in the Prospectus, which is also part of such Registration
Statement and "Independent  Registered  Public Accounting Firm" appearing in the
Statement of Additional Information.

                                            /s/ KPMG LLP
                                            KPMG LLP

Denver, Colorado
November 20, 2006